UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 22, 2006
TALX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21465	43-0988805
(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification Number)
Incorporation)
11432 Lackland Road
St. Louis, Missouri 63146
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 214-7000
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.
On August 22, 2006, we entered into the first amendment to our third amended and restated loan agreement with our lenders, which we refer to as the “2006 Loan Agreement.” The first amendment revised the limitations applicable to the use of loan proceeds to finance repurchases of our capital stock to require us to maintain at least $10,000,000 of availability under the 2006 Loan Agreement after giving effect to any borrowings to finance repurchases of our capital stock. Prior to the amendment, no more than $5,000,000 of the loan proceeds could be used to effect repurchases and the minimum availability requirement was $5,000,000.
We did not pay any amendment fees to the Lenders. Other fees under the 2006 Loan Agreement remain unchanged. Borrowing availability under the 2006 Loan Agreement is determined in part by our continued compliance with specified financial covenants.
With respect to the Lenders under the Loan Agreement, we have or may have had customary banking relationships based on the provision of a variety of financial services, including investment banking, underwriting, lending, commercial banking and other advisory services.
We described the material terms of our third amended and restated loan agreement in Note 20 to our audited financial statements, which were included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2006, and incorporate that description herein by this reference, appropriately modified as set forth above. The foregoing description of the First Amendment to the 2006 Loan Agreement is qualified in its entirety by the agreement, a copy of which incorporated by reference as Exhibit 10.49 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits. See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2006		TALX CORPORATION
By:

/s/ L. Keith Graves

L. Keith Graves Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.49	First Amendment to Third Amended and Restated Loan Agreement, dated August 22, 2006, among the Company, LaSalle Bank National Association, as Administrative Agent, the Lenders named therein and the Guarantors named therein